Exhibit 99.1

EVgo Inc. Reports Record First Quarter 2025 Results

●	Record revenue of $75.3 million in the first quarter, representing an increase of 36% year-over-year.
●	Charging network revenue totaled a record $47.1 million in the first quarter, an increase of 49% year-over-year, representing the 13th consecutive quarter of double-digit year-over-year charging revenue growth.
●	Network throughput reached 83 gigawatt-hours (“GWh”) in the first quarter, an increase of 60% year-over-year.
●	Added more than 180 new operational stalls during the first quarter.
●	Ended the first quarter with 4,240 stalls in operation.

LOS ANGELES – May 6, 2025 — EVgo Inc. (Nasdaq: EVGO) (“EVgo” or the “Company”) today announced results for the first quarter ended March 31, 2025. Management will host a webcast today at 8 a.m. ET / 5 a.m. PT to discuss EVgo’s results and other business highlights.

“EVgo once again achieved a record level of revenues, starting 2025 off on a strong foundation,” said Badar Khan, EVgo’s CEO. “We continue to deploy critical fast charging infrastructure across the U.S. and believe our strong balance sheet and owner-operator model position us well to meet the growing demand. We anticipate being minimally impacted by tariffs, and we remain focused on achieving Adjusted EBITDA breakeven in 2025, while investing in growth, including our next generation charging experience.”

Business Highlights

●	Co-Development Agreement for Next Generation Charging Architecture: EVgo and Delta Electronics signed a joint development agreement in January 2025 to co-develop EVgo’s next generation of chargers to improve customer experience, enhance charger reliability, and drive cost efficiencies with advanced firmware and hardware design with EVgo owning the intellectual property arising out of the design.
●	J3400 (NACS) Connectors: First pilot site with native NACS connectors became operational in February 2025. Additional locations anticipated to be added throughout 2025.
●	Stall Development: The Company ended the first quarter with 4,240 stalls in operation. EVgo added more than 180 new DC fast charging stalls during the quarter.
●	Average Daily Network Throughput: Average daily throughput per stall for the EVgo public network was 266 kilowatt hours per day in the first quarter of 2025, an increase of 36% compared to 196 kilowatt hours per day in the first quarter of 2024.
●	EVgo Autocharge+: Autocharge+ accounted for 27% of total charging sessions initiated in the first quarter of 2025.

●	Customer Accounts: Added over 119,000 new customer accounts in the first quarter, with a total of 1.4 million total customer accounts at the end of the quarter.
●	PlugShare: PlugShare reached 6.5 million registered users and achieved 9.4 million check-ins since inception.
●	Financing: On January 8, 2025, EVgo received its first advance of $75 million from its $1.25 billion loan guarantee from the U.S. Department of Energy Loan Programs Office under its Title 17 program, to build approximately 7,500 fast charging stalls across the U.S. over the next five years. On April 4, 2025, EVgo received its second advance of $19 million.

Financial & Operational Highlights

The below represent summary financial and operational figures for the first quarter of 2025.

●	Revenue of $75.3 million
●	Network Throughput[1] of 83 gigawatt-hours
●	Customer Account Additions of over 119,000 accounts
●	Gross Profit of $9.3 million
●	Net Loss Attributable to Class A Common Stockholders of $11.4 million
●	Adjusted Gross Profit[2] of $25.4 million
●	Adjusted EBITDA[2] of ($5.9) million
●	Net Cash Used in Operating Activities of ($10.2) million
●	Capital Expenditures of $15.0 million
●	Capital Expenditures, Net of Capital Offsets[2] of $8.1 million

1 Network throughput for EVgo public network excludes dedicated and eXtend™ sites.

2 Adjusted Gross Profit, Adjusted EBITDA, and Capital Expenditures, Net of Capital Offsets are non-GAAP measures and have not been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in this release.

(unaudited, dollars in thousands)	Q1'25	Q1'24	Better (Worse)
Network Throughput (GWh)	83	52	60%
Revenue	$75,287	$55,158	36%
Gross profit	$9,323	$6,841	36%
Gross margin	12.4%	12.4%	bps
Net loss	$(26,227)	$(28,193)	7%
Adjusted Gross Profit¹	$25,370	$17,287	47%
Adjusted Gross Margin[1]	33.7%	31.3%	240 bps
Adjusted EBITDA[1]	$(5,929)	$(7,207)	18%

[1] Adjusted Gross Profit, Adjusted Gross Margin, and Adjusted EBITDA are non-GAAP measures and have not been prepared in accordance with GAAP. For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measures, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in these materials.

(unaudited, dollars in thousands)	Q1'25	Q1'24	Change
Cash flows used in operating activities	$(10,246)	$(14,082)	27%

GAAP capital expenditures	$14,992	$21,071	(29)%
Less capital offsets:
OEM infrastructure payments	4,975	5,826	(15)%
Proceeds from capital-build funding	1,871	1,680	11%
Total capital offsets	6,846	7,506	(9)%
Capital Expenditures, Net of Capital Offsets[1]	$8,146	$13,565	(40)%

[1] Capital Expenditures, Net of Capital Offsets is a non-GAAP measure and has not been prepared in accordance with GAAP. For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measures, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in these materials.

	3/31/2025	3/31/2024	Increase
Stalls in operation:
EVgo Public Network[1]	3,510	3,040	15%
EVgo Dedicated Network[2]	110	40	175%
EVgo eXtend™	620	130	377%
Total stalls in operation	4,240	3,210	32%

[1] Stalls on publicly available chargers at charging stations that we own and operate on our network.
[2] Stalls at charging stations that we own and operate on our network that are only available to dedicated fleet customers.

2025 Financial Guidance

EVgo is affirming guidance as follows:

●	Total revenue guidance of $340 – $380 million
●	Adjusted EBITDA* of $(5) million – $10 million

* A reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (loss), the most directly comparable GAAP measure, is not provided because certain measures, including share-based compensation expense, which is excluded from Adjusted EBITDA, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For a definition of Adjusted EBITDA, please see “Definitions of Non-GAAP Financial Measures” included elsewhere in this release.

Webcast Information

A live audio webcast for EVgo’s first quarter 2025 results will be held today at 8 a.m. ET / 5 a.m. PT. The webcast will be available at investors.evgo.com.

This press release, along with other investor materials that will be used or referred to during the webcast, including a slide presentation and reconciliations of certain non-GAAP measures to their nearest GAAP measures, will also be available on that site.

About EVgo

EVgo (Nasdaq: EVGO) is one of the nation’s leading public fast charging providers. With more than 1,100 fast charging stations across over 40 states, EVgo strategically deploys localized and accessible charging infrastructure by partnering with leading businesses across the U.S., including retailers, grocery stores, restaurants, shopping centers, gas stations, rideshare operators, and autonomous vehicle companies. At its dedicated Innovation Lab, EVgo performs extensive interoperability testing and has ongoing technical collaborations with leading automakers and industry partners to advance the EV charging industry and deliver a seamless charging experience.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “assume” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. You are cautioned, therefore, against relying on any of these forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding EVgo’s future financial and operating performance, revenues, market size and opportunity, capital expenditures and offsets; EVgo’s progress on its network buildout, customer experience, technological capabilities and cost efficiencies; EVgo’s expectation of potential tariffs’ impact on its business, cost and expenditures; growth in EVgo’s throughput; growth in EVgo’s commercial charging business; and EVgo’s collaboration with partners. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including changes adversely affecting our business; EVgo’s dependence on the widespread adoption of EVs and growth of the EV and EV charging markets; EVgo’s reliance on the DOE loan for the growth of our business, its ability to fully draw on the DOE loan and its ability to comply with the covenants and other terms of the DOE loan facility; competition from existing and new competitors; EVgo’s ability to expand into new service markets, grow its customer base and manage its operations; the risks associated with cyclical demand for EVgo’s services and vulnerability to industry downturns and regional or national downturns; fluctuations in EVgo’s revenue and operating results; unfavorable conditions or disruptions in the capital and credit markets and EVgo’s ability to obtain additional financing on commercially reasonable terms; EVgo’s ability to generate cash, service indebtedness and incur additional indebtedness; evolving domestic and foreign government laws, regulations, rules and standards that impact EVgo’s business, results of operations and financial condition, including regulations impacting the EV charging market and government programs designed to drive broader adoption of EVs and any reduction, modification or elimination of such programs, including changes in policy under the current administration and 119th Congress and the potential changes in tariffs or sanctions and escalating trade wars; EVgo’s ability to adapt its assets and infrastructure to changes in industry and regulatory standards and market demands related to EV charging; impediments to EVgo’s expansion plans, including permitting and utility-related delays; EVgo’s ability to integrate any businesses it acquires; EVgo’s ability to recruit and retain experienced personnel; risks related to legal proceedings or claims, including liability claims; EVgo’s dependence on third parties, including hardware and software vendors and service providers, utilities and permit-granting entities; supply chain disruptions, elevated rates of inflation and other increases in expenses, including as a result of the implementation of tariffs by the U.S. and other countries; safety and environmental requirements or regulations that may subject EVgo to unanticipated liabilities or costs; EVgo’s ability to enter into and maintain valuable partnerships with commercial or public-entity property owners, landlords and/or tenants, original equipment manufacturers, fleet operators and suppliers; EVgo’s ability to maintain, protect and enhance EVgo’s intellectual property; EVgo’s ability to identify and complete suitable acquisitions or other strategic transactions to meet our goals and integrate key businesses we acquire; and the impact of  general economic or political conditions, including associated changes in monetary policy such as elevated interest rates, changing tariff policies, and geopolitical events such as the conflicts in Ukraine, Israel and the broader Middle East region. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) including its most recent Annual Report on Form 10-K, as well as its other SEC filings, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Financial Statements

EVgo Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31, 2025	December 31, 2024
(in thousands)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$150,008	$117,273
Restricted cash, current	14,771	3,239
Accounts receivable, net of allowance of $1,827 and $1,196 as of March 31, 2025 and December 31, 2024	43,050	45,849
Accounts receivable, capital-build	19,077	17,732
Prepaids and other current assets	24,372	21,282
Total current assets	251,278	205,375
Property, equipment and software, net	413,869	414,968
Operating lease right-of-use assets	91,301	89,295
Restricted cash, noncurrent	5,801	—
Other assets	25,920	24,321
Intangible assets, net	36,760	38,750
Goodwill	31,052	31,052
Total assets	$855,981	$803,761

Liabilities, redeemable noncontrolling interest and stockholders’ deficit
Current liabilities
Accounts payable	$16,166	$13,031
Accrued liabilities	34,632	42,953
Operating lease liabilities, current	6,963	7,326
Deferred revenue, current	50,599	46,258
Other current liabilities	2,537	1,842
Total current liabilities	110,897	111,410
Operating lease liabilities, noncurrent	85,293	83,043
Earnout liability, at fair value	194	942
Asset retirement obligations	25,384	23,793
Capital-build liability	52,191	51,705
Deferred revenue, noncurrent	70,265	70,466
Warrant liabilities, at fair value	4,396	9,740
Other long-term liabilities	8,191	8,931
Long-term debt	76,296	—
Total liabilities	433,107	360,030

Commitments and contingencies

Redeemable noncontrolling interest	$459,648	$699,840

Stockholders’ deficit
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of March 31, 2025 and December 31, 2024; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 1,200,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 133,311,372 and 129,973,698 shares issued and outstanding (excluding 718,750 shares subject to possible forfeiture) as of March 31, 2025 and December 31, 2024, respectively	13	13
Class B common stock, $0.0001 par value; 400,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 172,800,000 shares issued and outstanding as of March 31, 2025 and December 31, 2024	17	17
Additional paid-in capital	5,351	—
Accumulated deficit	(42,155)	(256,139)
Total stockholders’ deficit	(36,774)	(256,109)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$855,981	$803,761

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

	Three Month Ended March 31,
(in thousands, except per share data)	2025	2024	Change %
Revenue
Charging, retail	$30,015	$18,326	64%
Charging, commercial¹	7,783	5,107	52%
Charging, OEM	5,258	2,732	92%
Regulatory credit sales	2,786	2,034	37%
Network, OEM	1,256	3,423	(63)%
Total charging network	47,098	31,622	49%
eXtend	23,488	19,151	23%
Ancillary ¹	4,701	4,385	7%
Total revenue	75,287	55,158	36%

Cost of sales
Charging network ¹	29,609	18,710	58%
Other¹	20,400	19,248	6%
Depreciation, net of capital-build amortization	15,955	10,359	54%
Total cost of sales	65,964	48,317	37%
Gross profit	9,323	6,841	36%

Operating expenses
General and administrative	38,628	34,226	13%
Depreciation, amortization and accretion	4,095	4,985	(18)%
Total operating expenses	42,723	39,211	9%
Operating loss	(33,400)	(32,370)	(3)%

Interest expense	(517)	—	*
Interest income	1,694	2,273	(25)%
Other expense, net	(5)	(9)	44%
Change in fair value of earnout liability	748	208	260%
Change in fair value of warrant liabilities	5,344	1,718	211%
Total other income, net	7,264	4,190	73%
Loss before income tax expense	(26,136)	(28,180)	7%
Income tax expense	(91)	(13)	(600)%
Net loss	(26,227)	(28,193)	7%
Less: net loss attributable to redeemable noncontrolling interest	(14,865)	(18,360)	19%
Net loss attributable to Class A common stockholders	$(11,362)	$(9,833)	(16)%

Net loss per share to Class A common stockholders, basic and diluted	$(0.09)	$(0.09)
Weighted average Class A common stock outstanding, basic and diluted	131,794	104,676

* Percentage not meaningful

¹ During the fourth quarter of 2024, we reclassed revenues earned through our dedicated charging solutions to fleets from commercial charging revenue to ancillary revenue. In addition, the associated costs for those revenues were reclassed from charging network cost of sales to other cost of sales. Previously reported amounts have been updated to conform to the current period presentation.

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended March 31,
(in thousands)	2025	2024
Cash flows from operating activities
Net loss	$(26,227)	$(28,193)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, amortization and accretion	20,050	15,344
Net loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	1,199	2,740
Share-based compensation	5,494	4,701
Change in fair value of earnout liability	(748)	(208)
Change in fair value of warrant liabilities	(5,344)	(1,718)
Paid-in-kind interest, amortization of deferred debt issuance costs, net of capitalized interest	513	—
Other	7	5
Changes in operating assets and liabilities
Accounts receivable, net	2,798	(379)
Prepaids and other current assets and other assets	(4,810)	(1,763)
Operating lease assets and liabilities, net	(119)	40
Accounts payable	632	(137)
Accrued liabilities	(7,657)	(5,595)
Deferred revenue	4,141	1,266
Other current and noncurrent liabilities	(175)	(185)
Net cash used in operating activities	(10,246)	(14,082)
Cash flows from investing activities
Capital expenditures	(14,992)	(21,071)
Proceeds from insurance for property losses	22	48
Net cash used in investing activities	(14,970)	(21,023)
Cash flows from financing activities
Proceeds from long-term debt	75,291	—
Proceeds from capital-build funding	1,871	1,680
Payments of withholding tax on net issuance of restricted stock units	(528)	—
Payments of deferred debt issuance costs	(1,350)	(195)
Net cash provided by financing activities	75,284	1,485
Net increase (decrease) in cash, cash equivalents and restricted cash	50,068	(33,620)
Cash, cash equivalents and restricted cash, beginning of period	120,512	209,146
Cash, cash equivalents and restricted cash, end of period	$170,580	$175,526

Use of Non-GAAP Financial Measures

To supplement EVgo’s financial information, which is prepared and presented in accordance with GAAP, EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results.

EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the Company’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business.

For more information on these non-GAAP financial measures, including reconciliations to the most comparable GAAP measures, please see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

Definitions of Non-GAAP Financial Measures

This release includes some, but not all of the following non-GAAP financial measures, in each case as defined below: “Charging Network Gross Profit,” “Charging Network Gross Margin,” “Adjusted Cost of Sales,” “Adjusted Cost of Sales as a Percentage of Revenue,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “Adjusted General and Administrative Expenses,” “Adjusted General and Administrative Expenses as a Percentage of Revenue,” “EBITDA,” “EBITDA Margin,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” and “Capital Expenditures, Net of Capital Offsets.” With respect to Capital Expenditures, Net of Capital Offsets, pursuant to the terms of certain OEM contracts, EVgo is paid well in advance of when revenue can be recognized, and usually, the payment is tied to the number of stalls that commence operations under the applicable contractual arrangement while the related revenue is deferred at the time of payment and is recognized as revenue over time as EVgo provides charging and other services to the OEM and the OEM’s customers. EVgo management therefore uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business, including the cash used for, and the return on, its investment in its charging infrastructure. EVgo believes that these measures are useful to investors in evaluating EVgo’s performance and help to depict a meaningful representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future.

Charging Network Gross Profit, Charging Network Gross Margin, Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit (Loss), Adjusted Gross Margin, Adjusted General and Administrative Expenses, Adjusted General and Administrative Expenses as a Percentage of Revenue, EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Capital Expenditures, Net of Capital Offsets are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.

EVgo defines Charging Network Gross Profit as total charging network revenue less charging network cost of sales. EVgo defines Charging Network Gross Margin as Charging Network Gross Profit divided by total charging network revenue. EVgo defines Adjusted Cost of Sales as cost of sales before (i) depreciation, net of capital-build amortization, and (ii) share-based compensation. EVgo defines Adjusted Cost of Sales as a Percentage of Revenue as Adjusted Cost of Sales as a percentage of revenue. EVgo defines Adjusted Gross Profit (Loss) as revenue less Adjusted Cost of Sales. EVgo defines Adjusted Gross Margin as Adjusted Gross Profit (Loss) as a percentage of revenue. EVgo defines Adjusted General and Administrative Expenses as general and administrative expenses before (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) bad debt expense (recoveries), and (iv) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted General and Administrative Expenses as a Percentage of Revenue as Adjusted General and Administrative Expenses as a percentage of revenue. EVgo defines EBITDA as net income (loss) before (i) depreciation, net of capital-build amortization, (ii) amortization, (iii) accretion, (iv) interest income, (v) interest expense, and (vi) income tax expense (benefit). EVgo defines EBITDA Margin as EBITDA as a percentage of revenue. EVgo defines Adjusted EBITDA as EBITDA plus (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) loss (gain) on investments, (iv) bad debt expense (recoveries), (v) change in fair value of earnout liability, (vi) change in fair value of warrant liabilities, and (vii) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. EVgo defines Capital Expenditures, Net of Capital Offsets as capital expenditures adjusted for the following capital offsets: (i) all payments under OEM infrastructure agreements excluding any amounts directly attributable to OEM customer charging credit programs and pass-through of non-capital expense reimbursements, (ii) proceeds from capital-build funding and (iii) proceeds from the transfer of 30C income tax credits, net of transaction costs. The tables below present quantitative reconciliations of these measures to their most directly comparable GAAP measures as described in this paragraph.

Reconciliations of Non-GAAP Financial Measures

The following unaudited table presents a reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP measure:

(unaudited, dollars in thousands)	Q1'25	Q1'24	Change
GAAP revenue	$75,287	$55,158	36%

GAAP net loss	$(26,227)	$(28,193)	7%
GAAP net loss margin	(34.8%)	(51.1%)	1,630 bps

EBITDA adjustments:
Depreciation, net of capital-build amortization	16,039	10,476	53%
Amortization	3,424	4,463	(23)%
Accretion	587	405	45%
Interest expense	517	—	*
Interest income	(1,694)	(2,273)	25%
Income tax expense	91	13	600%
Total EBITDA adjustments	18,964	13,084	45%
EBITDA	(7,263)	(15,109)	52%
EBITDA Margin	(9.6%)	(27.4%)	1,780 bps

Adjustments:
Share-based compensation	5,494	4,701	17%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	1,199	2,740	(56)%
Loss on investments	—	5	(100)%
Bad debt expense	593	230	158%
Change in fair value of earnout liability	(748)	(208)	(260)%
Change in fair value of warrant liabilities	(5,344)	(1,718)	(211)%
Other[1]	140	2,152	(93)%
Total Adjusted EBITDA adjustments	1,334	7,902	(83)%
Adjusted EBITDA	$(5,929)	$(7,207)	18%
Adjusted EBITDA Margin	(7.9%)	(13.1%)	520 bps

* Percentage greater than 999% or not meaningful.

¹ For the quarter ended March 31, 2025, comprised primarily of nonrecurring professional fees related to the underwritten public offering of 23,000,000 shares of Class A common stock undertaken pursuant underwriting agreement entered into as of December 16, 2024, by and among EVgo, EVgo Holdings, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Evercore Group L.L.C., as representatives of several underwriters, which closed on December 18, 2024 (“Secondary Offering”). For the quarter ended March 31, 2024, comprised primarily of costs related to the reorganization of our resources previously announced by us on January 17, 2024

The following unaudited table presents a reconciliation of Charging Network Gross Profit and Charging Network Gross Margin to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q1'25	Q1'24	Change
GAAP total charging network revenue[1]	$47,098	$31,622	49%
GAAP charging network cost of sales[1]	29,609	18,710	58%
Charging Network Gross Profit	$17,489	$12,912	35%
Charging Network Gross Margin	37.1%	40.8%	(370) bps

¹ During the fourth quarter of 2024, we reclassed revenues earned through our dedicated charging solutions to fleets from commercial charging revenue to ancillary revenue. In addition, the associated costs for those revenues were reclassed from charging network cost of sales to other cost of sales. Previously reported amounts have been updated to conform to the current period presentation.

The following unaudited table presents a reconciliation of Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q1'25	Q1'24	Change
GAAP revenue	$75,287	$55,158	36%
GAAP cost of sales	65,964	48,317	37%
GAAP gross profit	$9,323	$6,841	36%
GAAP cost of sales as a percentage of revenue	87.6%	87.6%	00 bps
GAAP gross margin	12.4%	12.4%	00 bps

Adjusted Cost of Sales adjustments
Depreciation, net of capital-build amortization	$15,955	$10,359	54%
Share-based compensation	92	87	6%
Total Adjusted Cost of Sales adjustments	$16,047	$10,446	54%

Adjusted Cost of Sales	$49,917	$37,871	32%
Adjusted Cost of Sales as a Percentage of Revenue	66.3%	68.7%	(240) bps

Adjusted Gross Profit	$25,370	$17,287	47%
Adjusted Gross Margin	33.7%	31.3%	240 bps

The following unaudited table presents a reconciliation of Adjusted General and Administrative Expenses and Adjusted General and Administrative Expenses as a Percentage of Revenue to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q1'25	Q1'24	Change
GAAP revenue	$75,287	$55,158	36%

GAAP general and administrative expenses	$38,628	$34,226	13%
GAAP general and administrative expenses as a percentage of revenue	51.3%	62.1%	(1,080) bps

Less adjustments:
Share-based compensation	5,402	4,614	17%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	1,199	2,740	(56)%
Bad debt expense	593	230	158%
Other[1]	140	2,152	(93)%
Total adjustments	7,334	9,736	(25)%
Adjusted General and Administrative Expenses	$31,294	$24,490	28%
Adjusted General and Administrative Expenses as a Percentage of Revenue	41.6%	44.4%	(280) bps

¹ For the quarter ended March 31, 2025, comprised primarily of nonrecurring professional fees related to the Secondary Offering, which closed on December 18, 2024. For the quarter ended March 31, 2024, comprised primarily of costs related to the reorganization of our resources previously announced by us on January 17, 2024

The following unaudited table presents a reconciliation of Capital Expenditures, Net of Capital Offsets, to the most directly comparable GAAP measure:

(unaudited, dollars in thousands)	Q1'25	Q1'24	Change
GAAP capital expenditures	$14,992	$21,071	(29)%

Less capital offsets:
OEM infrastructure payments	4,975	5,826	(15)%
Proceeds from capital-build funding	1,871	1,680	11%
Total capital offsets	6,846	7,506	(9)%
Capital Expenditures, Net of Capital Offsets	$8,146	$13,565	(40)%

For investors:
investors@evgo.com

For Media:
press@evgo.com

Source: EVgo Inc.